Exhibit 99.1

Bath & Body Works, Inc. Announces Early Tender Results of its Cash Tender Offers

Columbus, Ohio (September 2, 2021) (GLOBE NEWSWIRE) — Bath & Body Works, Inc. (“Bath & Body Works” or the “Company”) (NYSE: BBWI) announced today that it has accepted $450.1 million in aggregate principal amount of Notes (as defined below) for early settlement in its previously announced tender offers (the “Tender Offers”) to purchase for cash its outstanding (i) 5.625% Senior Notes due 2023 (the “2023 Notes”), (ii) 9.375% Senior Notes due 2025 (the “2025 Notes”) and (iii) 6.694% Senior Notes due 2027 (the “2027 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Notes”) up to a maximum aggregate principal amount of Notes of $500.0 million (the “Maximum Aggregate Amount”). The Tender Offers are subject to the Sub-Cap (as defined below), the order of priority and proration provisions set forth in the Offer to Purchase described below.

The Tender Offers provide for early settlement of Notes that were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on September 1, 2021 (the “Early Tender Time”). The Company intends to make payment for such Notes accepted for purchase on September 3, 2021.

According to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, as of the Early Tender Time, tenders had been received from holders of Notes in the amounts listed in the table below. In accordance with the terms of the Offer To Purchase dated August 19, 2021 (the “Offer to Purchase”) that was sent to holders of the Notes, we have accepted for purchase Notes in the amounts listed in the table below:

Title of Notes	CUSIP/ISIN Number(1)	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted for Purchase	Aggregate Principal Amount Remaining Outstanding	Proration Factor(2)
5.625% Senior Notes due 2023	501797AJ3 / US501797AJ37	$270,129,000	$270,129,000	$49,556,000	100.0%
9.375% Senior Notes due 2025	144A: 501797AU8 / US501797AU81 Reg S: U51407AD3 / USU51407AD34	$424,232,000	$180,000,000	$320,000,000	42.5%
6.694% Senior Notes due 2027	501797AQ7 / 144A: 501797AP9 Reg S: U51407AC5	$140,630,000	$0	$297,405,000	0.0%

(1)	No representation is made as to the correctness or accuracy of the CUSIP or ISIN Numbers herein or printed on the Notes. They are provided solely for the convenience of the Holders of the Notes.

(2)	Rounded to the nearest tenth of a percentage point.

The deadline to withdraw Notes validly tendered in the tender offer was 5:00 p.m., New York City time, on September 1, 2021. Accordingly, previously tendered Notes may no longer be withdrawn, except where required by applicable law. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The maximum aggregate amount of Notes to be purchased by the Company for the 2025 Notes and 2027 Notes is limited to $180.0 million (the “Sub-Cap”). As the purchase of all 2025 Notes and 2027 Notes validly tendered and not validly withdrawn at or before the Early Tender Time would result in the Sub-Cap being exceeded, the Notes that were accepted for purchase by us were prorated so as to accept the maximum principal amount of Notes that did not result in the Sub-Cap being exceeded. As a result of proration, $180.0 million aggregate principal amount of 2025 Notes were accepted for purchase for an aggregate purchase price of $234.0 million, excluding accrued and unpaid interest; no 2027 Notes were accepted for purchase. $270.1 million aggregate principal amount of 2023 Notes were accepted for purchase for an aggregate purchase price of $297.8 million, excluding accrued and unpaid interest.

Pursuant to their terms, the Tender Offers will expire at 11:59 p.m., New York City time, on September 16, 2021, unless extended or earlier terminated by us. Since the purchase of all 2025 Notes and 2027 Notes validly tendered at or before the Early Tender Time would result in the Sub-Cap being exceeded, the Company will not accept for purchase any 2025 Notes or 2027 Notes tendered after the Early Tender Time.

The Company retained Citigroup Global Markets Inc. as the lead dealer manager for the Tender Offers and BofA Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC as co-dealer managers.

Copies of the Offer to Purchase may be obtained from the information agent, Global Bondholder Services Corporation, by calling (212) 430-3774 (banks and brokers) or (866) 470-2200 (all others) or by email to contact@gbsc-usa.com or from the lead dealer manager for the Tender Offers: Citigroup Global Markets Inc., by calling collect at (212) 723-6106 or toll free at (800) 558-3745.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any offer or solicitation with respect to the Tender Offers will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

ABOUT BATH & BODY WORKS:

Bath & Body Works is one of the world’s leading specialty retailers and home to America’s Favorite Fragrances® offering a breadth of exclusive fragrances for the body and home, including the #1 selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. For more than 30 years, customers have looked to Bath & Body Works for quality, on- trend products and the newest, freshest fragrances. Today, these fragrant products can be purchased at more than 1,750 company-operated Bath & Body Works locations in the U.S. and Canada, and more than 300 international franchised locations, as well as on bathandbodyworks.com.

Forward-Looking Statements

We caution that any forward-looking statements contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our Company or our management:

•	the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;

•	a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Bath & Body Works or that Bath & Body Works does not realize all of the expected benefits of the spin-off;

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;

•	the seasonality of our business;

•	divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully operate and expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to maintain, enforce and protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper, printing or other order fulfillment logistics;

•	claims arising from our self-insurance

•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	shareholder activism matters;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

•	our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

Bath & Body Works:
Investor Relations	Media Relations
Amie Preston	communications@bbw.com
investorrelations@bbw.com